Exhibit 99.1

              ALTIGEN REPORTS SECOND QUARTER 2005 FINANCIAL RESULTS

    FREMONT, Calif., April 27 /PRNewswire-FirstCall/ -- AltiGen Communications, Inc. (Nasdaq: ATGN), a leading provider of next generation IP-PBX phone systems, today reported its financial results for the Company's second quarter of fiscal 2005, ended March 31, 2005.

    Revenues for the quarter were $2.8 million, compared to $3.3 million in the second quarter of fiscal 2004, and $4.3 million in the previous quarter. Net loss for the second quarter was $858,000, or $0.06 per share, compared to a net loss of $246,000, or $0.02 per share a year ago, and a net profit of $342,000, or $0.02 per share in the previous quarter.

    Revenues for the first six months of fiscal 2005 were $7.1 million, compared to $6.9 million in the first six months of 2004. Net loss for the first six months of 2005 was $517,000, or $0.04 per share, compared to a net loss of $292,000 or $0.02 per share for the first six months of 2004.

    "Results for the March quarter did not meet our expectations," said Gilbert Hu, AltiGen's President and CEO. "Our business was affected primarily by softness in the U.S. market. Adding to this was the seasonal slowdown in Asia due to the lunar new year and the extended holiday associated with that event. While we are disappointed in our financial performance, based on the strong level of business activity thus far in the current period both domestically and internationally, we expect to return to our growth path.

    "After experiencing the initial softness in demand early in the quarter, we worked closely with our resellers to modify our product pricing and bundling. This effort to deliver more simplified product offerings has enabled our customers to easily acquire a base configuration of AltiGen solutions that can be expanded as their businesses require. We believe that this initiative to simplify our product offerings should also reduce the sales cycle for our resellers.

    "Despite the temporary slowdown that we experienced this quarter, we remain optimistic about the success of our company and are committed to delivering shareholder value," Mr. Hu concluded.

    Phil McDermott, AltiGen's Chief Financial Officer, commented, "We continue to cautiously manage our cost structure and remain conservative with our operating expenses. AltiGen remains debt-free and we ended the quarter with cash balance and short-term investments of $9.7 million."

    Earnings Conference Call

    The Company will conduct a conference call with investment professionals at 2:00 PM Pacific Time (5:00 PM Eastern Time) today, April 27, 2005 to discuss results of operations for the second quarter. Dial (877) 707-9628 to listen in to the call. A live Webcast will also be made available at www.altigen.com and will also be archived for 90 days at this URL.

    About AltiGen Communications

    AltiGen Communications, Inc. is a leading manufacturer of VoIP telephony solutions. The company designs, manufactures and markets advanced, IP-PBX telephone systems and IP call centers that leverage both the Internet and the public telephone network. These products enable an array of applications that take advantage of the convergence of voice and data communications to achieve superior business results. AltiGen Communications products are available from independent authorized resellers and strategic partners. AltiGen's AltiServ(TM) family of telephony solutions has been recognized for excellence with more than 40 industry awards since 1996. Focused on the small to mid sized and multi-site businesses, AltiGen customers benefit from integrated solutions that protect their existing investments, while providing new ways to be more competitive, productive and to save money. AltiGen is a Microsoft(R) Certified Gold ISV Partner.

    For more information, call 1-888-ALTIGEN or visit the Web site at www.altigen.com .

    Safe Harbor Statement

    This press release contains forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding the continued market acceptance of our Voice over IP telephone systems and call center solutions in the small to midsize marketplace, our ability to regain our growth path, the continued expansion in Asia, and our belief in our position to succeed in the Voice over IP market. These statements reflect management's current expectation. However, actual results could differ materially as a result of unknown risks and uncertainties, including but not limited to, risks related to AltiGen's limited operating history. For a more detailed description of these and other risks and uncertainties affecting AltiGen's performance, please refer to the Company's most recent quarterly report on form 10Q for the period ended December 31, 2004, and our Annual Report on form 10K dated September 30, 2004. AltiGen assumes no obligation to update the forward-looking information contained in this press release.

                          AltiGen Communications, Inc.
                 Condensed Consolidated Statements of Operations
                  (Amounts in thousands, except per share data)
                                   (Unaudited)

                                                    Second Quarter                  Six Months
                                                        Ended                         Ended
                                                       March 31                      March 31
                                             ---------------------------   ---------------------------
                                                FY 2005        FY 2004        FY 2005        FY 2004
                                             ------------   ------------   ------------   ------------
Net Revenues                                 $      2,801   $      3,293   $      7,076   $      6,923
Gross profit                                        1,541          2,043          4,149          4,235

Research and development                              934            819          1,757          1,647
Selling, general & administrative                   1,518          1,492          2,993          2,927
Deferred stock compensation                            --             --             --             --

Operating loss                                       (911)          (268)          (601)          (339)

Interest and other income, net                         53             22             84             47

Net loss                                     $       (858)  $       (246)  $       (517)  $       (292)

Basic and diluted net loss per share         $      (0.06)  $      (0.02)  $      (0.04)  $      (0.02)

Weighted average shares outstanding                14,575         14,160         14,516         14,138

                      Condensed Consolidated Balance Sheets
                             (Amounts in thousands)
                                   (Unaudited)

                                               March 31,      Sept. 30,
                                                 2005           2004
                                             ------------   ------------
Cash and cash equivalents                    $      3,117   $      2,898
Short-term investments                              6,565          7,136
Accounts receivable, net                            1,692          1,857
Inventories                                         1,131          1,058
Other current assets                                  151             67
Net property and equipment                            168            152
Other long-term assets                                410            348
Total Assets                                 $     13,234   $     13,516

Current liabilities                          $      2,690   $      2,702
Long-term deferred rent                      $        128            145
Stockholders'  equity                              10,416         10,669

Total Liabilities and Stockholders' Equity   $     13,234   $     13,516

SOURCE  AltiGen Communications, Inc.
    -0-                             04/27/2005
     /CONTACT: Phil McDermott, CFO of AltiGen Communications, +1-510-252-9712, or pmcdermott@altigen.com; or Jason Golz, Quynh Nguyen, Investor Relations of Financial Dynamics, +1-415-439-4532, or jgolz@fd-us.com, for AltiGen Communications, Inc./
     /Web site:  http://www.altigen.com /